UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

Russ Berrie and Company, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 14, 2009, Guy Paglinco, 52, Vice President, Chief Accounting Officer and interim Chief Financial Officer of Russ Berrie and Company, Inc. (the “Company”), was promoted to Vice President and Chief Financial Officer of the Company. In connection therewith, his annual base salary was increased from $214,000 to $265,000, his Applicable Percentage under the Company’s IC Program was increased from 35% to 45% (effective for 2009), and he was issued 10,000 stock appreciation rights and 5,000 restricted stock units under the Company’s Equity Incentive Plan, each with a five-year vesting period, commencing on August 14, 2010.

The following sets forth the potential payments to Mr. Paglinco under the corporate component of the IC Program for 2009 based on his new Applicable Percentage:

Potential	Potential	Potential
Award for	Award for	Award for
Min. Target	Target	Max. Target
$17,888	$89,438	$134,156

In addition, Mr. Paglinco can earn from $0.0 to a maximum of $44,719 under the individual goals and objectives component of the IC Program for 2009 based on his new Applicable Percentage.

Mr. Paglinco joined the Company as Vice President—Corporate Controller in September 2006, and was promoted to Vice President and Chief Accounting Officer of the Company as of November 13, 2007 and interim Chief Financial Officer as of January 30, 2009. Immediately prior to joining the Company, Mr. Paglinco served in various roles at Emerson Radio Corp., an AMEX-listed international distributor of consumer electronic products, including Chief Financial Officer from 2004-2006, and Corporate Controller from 1998-2004.

Section 8 — Other Events

Item 8.01 Other Events

On August 18, 2009, the Company issued a press release announcing the promotion of Mr. Paglinco to Vice President and Chief Financial Officer.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this report:

Exhibit 99.1	Press Release, dated August 18, 2009, announcing the promotion of Mr. Paglinco to Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009	RUSS BERRIE AND COMPANY, INC.

By: /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel

Exhibit Index

Exhibit 99.1	Press Release, dated August 18, 2009, announcing the promotion of Mr. Paglinco to Vice President and Chief Financial Officer.